Exhibit 10.5

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

ILLUMINATION AMERICA, INC.

AND

GROM HOLDINGS, INC.

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of May 15, 2017, by and between Illumination America, Inc., a Florida corporation ("IA") and Grom Holdings, Inc., a Delaware corporation (“Grom”), who hereby agree as follows.

RECITALS

WHEREAS, IA desires to acquire all of the issued and outstanding shares of Grom on the terms and conditions hereinafter set forth, subject to the affirmative vote of the Grom shareholders.

WHEREAS, the Board of Directors of IA and Grom have determined that the Share Exchange is advisable and in their best interests and have adopted this Agreement and approved the Share Exchange and the transactions contemplated hereby and thereby;

WHEREAS, IA and Grom desire to make certain representations, warranties, covenants and agreements in respect of the Share Exchange and to prescribe various conditions thereto, all as hereinafter set forth; and

WHEREAS, it is the intention of the parties that, for United States federal income tax purposes, (i) the Share Exchange shall constitute a “tax-free reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1       Sale and Purchase. On the Effective Date (as defined herein below) and subject to and upon the terms and satisfaction (or waiver) of various conditions included in this Agreement, all of the holders of Grom’s issued and outstanding Common Stock, shall sell, transfer and assign to IA, and IA agrees to acquire all of the shares of Grom’s Common Stock (as defined in Section 3.3) (the "Shares"). As of Closing, the Shares shall constitute all of the issued and outstanding securities of Grom. The sale and purchase of the Shares contemplated hereunder shall be referred to herein as the "Transaction."

1.2       Closing and Effective Date. Unless this Agreement shall have been terminated pursuant to Article VIII hereof, the closing of the Transaction (the "Closing") shall take place at the offices of IA on such time and/or location as the parties hereto may so select (the "Closing Date"). The Effective Date shall be the date upon which all of the conditions stated in Article VI below have been satisfied.

1.3       Purchase Price. The aggregate purchase price ("Purchase Price") for the Shares shall be 4.17 shares of common stock of IA (the "IA Shares") or 103,737,677 shares which shall represent approximately ninety one percent (91%) of the issued and outstanding shares of Common Stock of IA on the Effective Date.

1.4       Allocation of IA's Shares. On the Effective Date, IA's Shares will be issued to each respective Grom shareholder in proportion to their respective pro rata ownership of the Shares.

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1.5       Delivery of Certificates Representing the Shares. On the Effective Date the Grom shareholders shall deliver their certificate(s) representing the Shares, duly endorsed to IA or accompanied by stock powers duly endorsed to IA, with (i) all such other documents as may be required to vest in IA good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary stock transfer and any other required documentary stamps.

1.6       Issuance of Certificates Representing IA's Shares. Within thirty (30) days following the Effective Date, IA shall cause IA's Shares to be issued to the Grom stockholders as provided in Section 1.4 above. IA's Shares shall be registered with the US Securities and Exchange Commission as provided in Section 6.2(d) below, but the principals of Grom,, including all officers, directors and shareholders owning in excess of 10% of Grom’s Shares shall execute and deliver to IA that certain “lock-up” attached hereto as Exhibit “C”. IA shall cause its transfer agent (the "Transfer Agent") to recognize and record the lock-up described in this Section 1.6 on its transfer books, and IA shall issue appropriate stop-transfer instructions to the Transfer Agent with respect to such shares.

1.7       Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a ”reorganization” within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.8       Name Change. Simultaneous with the Closing, IA shall take all action necessary to amend its Articles of Incorporation in order to effectuate a change in the name of IA to “Grom Holding Corporation” or such similar name as may be approved by the Florida Secretary of State.

1.9       Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest IA with full right, title and possession to the Shares, Grom will take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO GROM

Grom, hereby represents and warrants to, and covenants with, IA, as follows:

2.1       Organization and Qualification.

(a)       Grom is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Grom to be conducted. Grom is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Grom to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.2(b)) on Grom. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of Grom, as amended and currently in effect, are attached hereto as Schedule 2.1. Grom is not in violation of any of the provisions of its Charter Documents.

(b)       Grom is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Grom.

(c)       The minute books of Grom contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and its shareholders ("Corporate Records"), since the time of Grom's organization. Copies of such Corporate Records of Grom have been heretofore delivered to IA.

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(d)       The stock transfer records of Grom contain true, complete and accurate records of stock transfers involving the capital stock ("Stock Records") of Grom since the time of Grom's organization. Copies of such Stock Records of Grom have been heretofore delivered to IA.

(e)       All of the Grom Shares have been issued in compliance with all applicable state and federal securities laws and are duly issued and non-assessable.

2.2       Subsidiaries. Grom has three subsidiaries. Other than as disclosed to IA, Grom does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Grom has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which it may be obligated to make any future investment in or capital contribution to any other entity.

For purposes of this Agreement, (i) the term "Subsidiary" shall mean any Person in which Grom, directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

2.3       Capitalization.

(a)       The authorized capital stock of Grom consists of 100,000,000 Common Shares, par value $0.0001 per share (the "Grom Common Stock"). On the Closing Date, 24,877,141 shares of Grom’s Common Stock will be issued and outstanding, all of which are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.3 hereto, (i) no shares of Grom’s Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Grom’s Common Stock, and (ii) no shares of Grom Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Grom Common Stock, or if so reserved in the past, all relevant warrants have been duly cancelled.

(b)       Except as set forth on Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Grom, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Grom is a party or by which it is bound obligating Grom to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Grom or obligating Grom to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)       There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Grom is a party or by which Grom is bound with respect to any equity security of any class of Grom.

2.4       Authority Relative to this Agreement. Grom has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Grom of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Grom (including the approval by its Board of Directors and by the Grom Stockholders), and no other corporate proceedings on the part of Grom are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grom and, assuming the due authorization, execution and delivery thereof by IA, constitutes the legal and binding obligation of Grom, enforceable against Grom in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

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2.5       No Conflict; Required Filings and Consents.

(a)       The execution and delivery of this Agreement by Grom does not, and the performance of this Agreement by Grom shall not, (i) conflict with or violate Grom's Charter Documents; (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Grom shareholders, conflict with or violate any Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Grom's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Grom pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Grom.

(b)       Except as provided herein, the execution and delivery of this Agreement by Grom does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, self-regulatory organization, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Grom is qualified to do business; (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Grom or, after the Closing, IA, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6       Compliance. Grom has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Grom. The businesses and activities of Grom have not been and are not being conducted in violation of any Legal Requirements. Grom is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. No notice of non-compliance with any Legal Requirements has been received by Grom.

2.7       Financial Statements.

(a)       Grom has provided to IA a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Grom for its fiscal year ended December 31, 2016, and the three month period ended March 31, 2017, compiled as to form in all material respects and prepared in accordance with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Grom at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)       The books of account and other financial records of Grom and each Subsidiary have been maintained in accordance with good business practice.

2.8       No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, Grom has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of Grom, except (i) liabilities provided for in or otherwise disclosed in the unaudited balance sheets of Grom for the period ended December 31, 2016, or (ii) liabilities incurred since March 31, 2017, in the ordinary course of business, none of which would have a Material Adverse Effect on Grom.

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2.9       Absence of Certain Changes or Events. Since March 31, 2017, there has not been: (i) any Material Adverse Effect on Grom; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Grom's capital stock, or any purchase, redemption or other acquisition of any of Grom's capital stock or any other securities of Grom or any options, warrants, calls or rights to acquire any such shares or other securities; (iii) any split, combination or reclassification of any of Grom's capital stock; (iv) any granting by Grom of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Grom of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Grom of any increase in severance or termination pay or any entry by Grom into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Grom of the nature contemplated hereby; (v) entry by Grom into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Grom with respect to any Governmental Entity; (vi) any material change by Grom in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (vii) any change in the auditors of Grom; (viii) any issuance of capital stock of Grom; or (ix) any revaluation by Grom of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Grom other than in the ordinary course of business.

2.10       Litigation. There are no claims, suits, actions, proceedings pending or, to Grom's knowledge, threatened against Grom, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Grom or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

2.11       Employee Benefit Plans.

(a)       All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Grom, or any trade or business (whether or not incorporated) which is under common control with Grom, with respect to which Grom has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Grom. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Grom is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Grom, threatened by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Grom does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to IA in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to IA or Grom (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Stockholder, director or employee of Grom under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12       Labor Matters. Grom is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Grom nor does Grom know of any activities or proceedings of any labor union to organize any such employees.

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2.13       Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Grom or to which Grom is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Grom, any acquisition of property by Grom, or the conduct of business by Grom as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Grom.

2.14       Title to Property.

(a)       All leases of real property held by Grom and all personal property and other property and assets of Grom owned, used or held for use in connection with the business of Grom (the "Personal Property") are shown or reflected on the audited balance sheets of Grom. Grom owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Grom or in Schedule 3.14 hereto.

(b)       All leases pursuant to which Grom leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Grom or, to Grom's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Grom.

2.15       Taxes.

(a)       Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)       Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto:

(i)       Grom has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Grom with any Tax authority prior to the date hereof, except such Returns which are not material to Grom. All such Returns are true, correct and complete in all material respects. Grom and each Subsidiary have paid all Taxes shown to be due on such Returns.

(ii)       All Taxes that Grom is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)       Grom has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Grom, nor has Grom executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)       No audit or other examination of any Return of Grom by any Tax authority is presently in progress, nor has Grom been notified of any request for such an audit or other examination.

(v)       No adjustment relating to any Returns filed by Grom has been proposed in writing, formally or informally, by any Tax authority to Grom or any representative thereof.

(vi)       Grom has no liability for any material unpaid Taxes which have not been accrued for or reserved on Grom's balance sheet included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Grom, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Grom in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Grom.

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(vii)       Grom has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

2.16       Environmental Matters.

(a)       Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to its knowledge: (i) Grom has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Grom and each Subsidiary (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Grom and each Subsidiary were not contaminated with Hazardous Substances during the period of ownership or operation by Grom; (iv) Grom is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Grom has not been associated with any release or threat of release of any Hazardous Substance; (vi) Grom has not received any notice, demand, letter, claim or request for information alleging that Grom may be in violation of or liable under any Environmental Law; and (vii) Grom is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b)       As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c)       As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

2.17       Brokers; Third Party Expenses. Grom has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or the Transaction contemplated hereby.

2.18       Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

"Grom Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Grom.

"Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

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"Grom Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Grom.

"Grom Products" means all current versions of products or service offerings of Grom.

(a)       No Grom Intellectual Property or Grom Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Grom, or which may affect the validity, use or enforceability of such Grom Intellectual Property or Grom Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Grom.

(b)       Grom owns and has good and exclusive title to, each material item of Grom Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and Grom is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of Grom, including the sale of any products or the provision of any services by Grom .

(c)       The operation of the business of Grom as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Grom (including Grom Products), and (ii) Grom's use of any product, device or process, to Grom's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

2.19       Agreements, Contracts and Commitments.

(a)       Schedule 2.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement:

"Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Grom is a party or by or to which any of the properties or assets of Grom may be bound, subject or affected (including without limitation notes or other instruments payable to Grom).

"Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to Grom in excess of $50,000 in the aggregate or (II) under which or in respect of which Grom presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000; (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of Grom; and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

(i)       any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Grom, any Subsidiary, or any officer, director or 5% or more stockholder ("Insider") of Grom;

(ii)       any guaranty, direct or indirect, by Grom or any Insider of Grom of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)       any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of Grom, or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Grom;

(iv)       any obligation to register any shares of the capital stock or other securities of Grom with the SEC or any state securities commission or agency;

(v)       any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

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(vi)       any collective bargaining agreement with any labor union;

(vii)       any lease or similar arrangement for the use by Grom of Personal Property; and

(viii)       any Contract to which any Insider of Grom is a party.

(b)       Except for those Contracts included in Schedule 2.19(b), each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of Grom has been heretofore delivered to IA.

(c)       Neither Grom nor any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Grom. Each Contract to which Grom is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Grom.

2.20       Insurance. Grom maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of Grom that Grom reasonably believes are adequate in amount and scope for the business in which it is engaged.

2.21       Interested Party Transactions. Except as set forth in the Schedule 3.21 hereto or in the Grom Financial Statements (and notes thereto), no employee, officer, director or Stockholder of Grom or a member of his or her immediate family is indebted to Grom, nor is Grom indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Grom, and (iii) for other employee benefits made generally available to all employees. To Grom's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Grom is affiliated or with whom Grom has a contractual relationship, or any Person that competes with Grom, except that each employee, Stockholder, officer or director of Grom and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Grom. Except as set forth in Schedule 3.21, to Grom's knowledge, no officer, director or Stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Grom (other than such contracts as relate to any such individual ownership of capital stock or other securities of Grom).

2.22       Board Approval. The board of directors of Grom or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transaction and approved, subject to the approval of Grom Stockholders, this Agreement and the transactions contemplated hereby; (ii) determined that the Transaction is in the best interests of the Grom shareholders and is on terms that are fair to such shareholders; and (iii) recommended that the Grom shareholders approve and adopt this Agreement and approve the Transaction.

2.23       Representations and Warranties Complete. The representations and warranties of Grom included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading under the circumstance under which they were made.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF IA

IA represents and warrants to, and covenants with Grom as follows:

3.1       Organization and Qualification.

(a)       IA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by IA to be conducted. IA is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by IA to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IA. Complete and correct copies of the Charter Documents of IA, as amended and currently in effect, are attached hereto as Schedule 3.1. IA is not in violation of any of the provisions of IA's Charter Documents.

(b)       IA is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IA.

(c)       The corporate records (“Corporate Records”) of IA contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and its shareholders. Copies of such Corporate Records of IA have been heretofore delivered to Grom.

3.2       Subsidiaries. IA does not have any subsidiaries. Prior to the Effective Date of the Transaction, IA shall form one wholly owned subsidiary to perpetuate its LED business. Otherwise, IA does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and IA has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3       Capitalization.

(a)       As of the date of this Agreement the authorized capital stock of IA consists of 100,000,000 shares of Common Stock, par value $0.001 per share ("IA Common Stock") and 25,000,000 shares of Preferred Stock, par value $0.01 per share. Prior to the Effective Date IA shall take all action necessary to amend the IA Articles of Incorporation to increase the authorized Common Stock to 200,000,000 shares of Common Stock. At the Closing Date, (i) 10,264,744 shares of IA Common Stock will be issued and outstanding, all of which are validly issued, fully paid and nonassessable; and (ii) all outstanding shares of IA Common Stock have been issued and granted in compliance with (A) all applicable securities laws and (in all material respects) other applicable Legal Requirements; and (B) all requirements set forth in applicable Contracts.

(b)       Except as included in Schedule 3.3 attached hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of IA, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which IA is a party or by which it is bound obligating IA to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of IA or obligating IA to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

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(c)       There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which IA is a party or by which it is bound with respect to any equity security of any class of IA.

3.4       Authority Relative to this Agreement. IA has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which IA has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out IA's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by IA of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of IA (including the approval by its Board of Directors and by a majority of the holders of IA’s Common Stock relevant to the issue of changing the name of IA), and no other corporate proceedings on the part of IA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IA and, assuming the due authorization, execution and delivery thereof by Grom, constitutes the legal and binding obligation of IA, enforceable against IA in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

3.5       No Conflict; Required Filings and Consents.

(a)       The execution and delivery of this Agreement by IA does not, and the performance of this Agreement by IA and shall not: (i) conflict with or violate IA's Charter Documents; (ii) conflict with or violate any Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair IA's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of IA pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on IA.

(b)       The execution and delivery of this Agreement by IA does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which IA is qualified to do business; (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IA, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6       Compliance. IA has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on IA. To IA's knowledge, the businesses and activities of IA have not been and are not being conducted in violation of any Legal Requirements. IA is not in default or violation of any term, condition or provision of any applicable Charter Documents or IA’s Contracts, except with respect to such defaults or violations under IA’s Contracts that would not reasonably be expected to have a Material Adverse Effect on IA. Except as set forth on Schedule 3.6, to IA's knowledge, no notice of non-compliance with any Legal Requirements has been received by IA. To IA’s knowledge, none of IA's shareholders is in violation of any term of any contract or covenant (either with IA or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

3.7       Financial Statements.

(a)       IA has provided to Grom a correct and complete copy of its audited and unaudited financial statements (including, in each case, any related notes thereto) of IA for the fiscal year ended December 31, 2016 and 2015 and the interim period ended March 31 2017, compiled as to form in all material respects and prepared in accordance with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of IA at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

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(b)       The books of account and other financial records of IA and each Subsidiary have been maintained in accordance with good business practice.

3.8       No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, to IA's knowledge, IA has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of IA, except (i) liabilities provided for in or otherwise disclosed in IA’s financial statements; (ii) liabilities incurred since March 31, 2017, in the ordinary course of business, none of which would have a Material Adverse Effect on IA; and (iii) those liabilities and obligations specifically set forth in Section 3.23.

3.9       Absence of Certain Changes or Events. Since March 31, 2017, there has not been: (i) any Material Adverse Effect on IA; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of IA's capital stock, or any purchase, redemption or other acquisition of any of IA's capital stock or any other securities of IA or any options, warrants, calls or rights to acquire any such shares or other securities; (iii) any split, combination or reclassification of any of IA's capital stock; (iv) any granting by IA of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by IA of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by IA of any increase in severance or termination pay or any entry by IA into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving IA of the nature contemplated hereby; (v) entry by IA into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by IA with respect to any Governmental Entity; (vi) any material change by IA in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP; (vii) any change in the auditors of IA; (viii) any issuance of capital stock of IA; or (ix) any revaluation by IA of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of IA other than in the ordinary course of business.

3.10       Litigation. There are no claims, suits, actions or proceedings pending or, to IA's knowledge, threatened against IA, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on IA or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

3.11       Employee Benefit Plans. Except as set forth in Schedule 3.11, IA does not maintain, and has no liability under, any Plan. Except as disclosed on Schedule 3.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of IA, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12        Labor Matters. IA is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by IA, nor does IA know of any activities or proceedings of any labor union to organize any such employees.

3.13       Restrictions on Business Activities. To IA's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon IA or to which IA is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of IA, any acquisition of property by IA or the conduct of business by IA as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on IA.

3.14       Title to Property. IA does not own or lease any Real Property or Personal Property. There are no options or other contracts under which IA has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

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3.15       Taxes. To IA's knowledge:

(a)       IA has timely filed all Returns required to be filed by IA with any Tax authority prior to the date hereof, except such Returns that are not material to IA. All such Returns are true, correct and complete in all material respects. IA has paid all Taxes shown to be due on such Returns.

(b)       All Taxes that IA is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)       IA has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against IA, nor has IA executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)       No audit or other examination of any Return of IA by any Tax authority is presently in progress, nor has IA been notified of any request for such an audit or other examination.

(e)       No adjustment relating to any Returns filed by IA has been proposed in writing, formally or informally, by any Tax authority to IA or any representative thereof.

(f)       IA has no liability for any material unpaid Taxes which have not been accrued for or reserved on IA's balance sheets included in the unaudited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to IA, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of IA in the ordinary course of business, none of which is material to the business, results of operations or financial condition of IA.

(g)       IA has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.16       Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to IA's knowledge: (i) IA has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by IA (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by IA were not contaminated with Hazardous Substances during the period of ownership or operation by IA; (iv) IA is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) IA has not been associated with any release or threat of release of any Hazardous Substance; (vi) IA has not received any notice, demand, letter, claim or request for information alleging that IA may be in violation of or liable under any Environmental Law; and (vii) IA is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17       Brokers. IA has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or the Transaction contemplated hereby.

3.18       Intellectual Property. Except as disclosed in Schedule 3.18, IA does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

3.19       Agreements, Contracts and Commitments.

(a)       Except as disclosed in Schedule 3.19, to IA's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which IA is a party or by or to which any of the properties or assets of IA may be bound, subject or affected, which imposes, creates or otherwise results in a material liability or obligation upon IA for the period following the date hereof ("IA’s Contracts"). The term "material" for purposes of this Section 3.19 shall mean $5,000 or more.

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(b)       Each of IA’s Contracts was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all of IA’s Contracts (or written summaries in the case of oral IA’s Contracts) and of all outstanding offers or proposals of IA have been heretofore delivered to Grom.

(c)       Neither IA nor any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of IA’s Contracts, and no party to any of IA’s Contracts has given any notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on IA. Each agreement, contract or commitment to which IA is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on IA.

3.20       Insurance. IA maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of IA that IA reasonably believes are adequate in amount and scope for the business in which it is engaged.

3.21       Governmental Actions/Filings. IA has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by IA of its businesses (as presently conducted) or used or held for use by IA, all of which are listed in Schedule 3.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Grom. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.21 hereto, will not expire prior to the date of this Agreement, and IA is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 3.21, no Governmental Action/Filing is necessary to be obtained, secured or made by IA to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

3.22       Interested Party Transactions. Except as set forth in the Schedule 3.22 hereto or in the IA Financial Statement (and notes thereto), no employee, officer, director or stockholder of IA or a member of his or her immediate family is indebted to IA, nor is IA indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred in the ordinary course of business on behalf of IA, and (iii) for other employee benefits made generally available to all employees. To IA's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom IA is affiliated or with whom IA has a contractual relationship, or any Person that competes with IA, except that each employee, stockholder, officer or director of IA and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with IA. Except as set forth in Schedule 3.22, to IA's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with IA (other than such contracts as relate to any such individual ownership of capital stock or other securities of IA).

3.23       Trading Quotation. IA’s Common Stock is quoted on the OTCQB operated by the OTC Markets under the trading symbol “ILLU”. There is no action or proceeding pending or, to IA's knowledge, threatened against IA by FINRA or OTC Markets with respect to any intention by such entities to prohibit or terminate the quotation of IA’s Common Stock.

3.24       Board Approval. The Board of Directors of IA (including any required committee or subgroup of the Board of Directors of IA) has, as of the date of this Agreement, unanimously declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

3.25       Representations and Warranties Complete. The representations and warranties of IA included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

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ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1       Conduct of Business by Grom and IA. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Date, each of Grom and IA shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or as previously disclosed to the other party, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Grom and IA shall not do any of the following:

(a)       Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)       Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)       Except as set forth in Schedule 3.1(c), transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of Grom or IA, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall Grom or IA license on an exclusive basis or sell any Intellectual Property of Grom or IA, as applicable;

(d)       Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)       Except as set forth in Schedule 3.1(e) hereof, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Grom and IA, as applicable;

(f)       Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(g)       Except as provided herein, amend its Charter Documents;

(h)       Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of IA or Grom, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

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(i)       Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

(j)       Except as disclosed in Schedule 4.1(j) hereto, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of IA or Grom, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)       Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l)       Except as disclosed in Schedule 4.1(1) hereto, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Grom or of IA included in IA’s SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Grom is a party or of which Grom is a beneficiary or to which IA is a party or of which IA is a beneficiary, as applicable;

(m)       Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of Grom or IA, as applicable, or other material contract or material agreement to which Grom or IA is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)       Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)       Except as set forth in Schedule 4.1(o) hereto, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $50,000 in any 12 month period;

(p)       Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code;

(q)       Settle any litigation;

(r)       Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(s)       Except as provided herein, form, establish or acquire any Subsidiary;

(t)       Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

(u)       Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (t) above.

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1       Board of Directors of IA. On the Effective Date the current officers of IA shall have resigned their positions with IA and the IA Board shall have taken all action lawfully required under the laws of the State of Florida and the IA Bylaws to appoint the following persons to the positions indicated: Sander Schwartz as President, Darren Marks as Chief Executive Officer and Melvin Leiner as Executive Vice President, Secretary, Treasurer and Chief Financial Officer. The current officers of IA shall become the officers of IA’s newly formed subsidiary engaged in the LED business.

5.2       Other Actions. Prior to The Effective Date IA shall:

(a) obtain the consent of a majority of IA shareholders to amend IA Articles of Incorporation to increase the number of authorized common shares to 200 million and change the name of IA to “Grom Holding Corporation” or such other name as may be acceptable to Grom and the Florida Secretary of State.

(b) file a preliminary and definitive Information Statement with the US Securities and Exchange Commission (“SEC”) relating to the matters referenced in (a), above.

(c) prepare with the assistance of Grom a Form 8-K (the “8-K”)to be filed with the SEC announcing the consummation of the Transaction hereunder, which shall include a press release ("Press Release"). At the Closing, IA shall distribute the Press Release.

(d) prepare and file a registration statement with the SEC, registering the IA Shares to be issued to the Grom shareholders herein, unless an exemption from such registration is available.

Grom and IA shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Grom and IA shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any of Grom's Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Grom and IA shall act reasonably and as promptly as practicable.

5.3       Required Information. In connection with the preparation of the 8-K and Press Release, and for such other reasonable purposes, Grom and IA each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders (and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Grom and IA or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

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5.4       Confidentiality; Access to Information.

(a)       Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)       Access to Information.

(i)       Grom will afford IA and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Grom during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Grom, as IA may reasonably request. No information or knowledge obtained by IA in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)       IA will afford Grom and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of IA during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of IA, as Grom may reasonably request. No information or knowledge obtained by Grom in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

5.5       No Solicitation. Other than with respect to the Transaction, Grom and IA agree that neither they nor any of their officers and directors shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by them or any of their Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving either of them; (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of either of them, taken as a whole, in a single transaction or series of related transactions; or (iii) any tender offer or exchange offer for any of the outstanding shares of IA’s capital stock or Grom’s capital stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Grom and IA further agree that neither they nor any of their officers and directors shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Grom and IA agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Grom and IA agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.5

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5.6       Reasonable Efforts; Notification.

(a)       Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article V to be satisfied; (ii) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, IA and its board of directors and Grom and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require IA or Grom to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b)       Grom shall give prompt notice to IA upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Grom to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article V would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c)       IA shall give prompt notice to Grom upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of IA to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.6       Treatment as a Reorganization. Neither IA nor Grom shall take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

5.7       Business Records. At the Effective Date Grom shall cause to be delivered to IA all records and documents relating to Grom, which Grom possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Grom ("Business Records").

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ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1       Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, in any jurisdiction in which Grom or IA has material operations relating to the transactions contemplated hereby will have expired or terminated early.

6.2       Additional Conditions to Obligations of Grom. The obligations of Grom to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by Grom:

(a)       Representations and Warranties. Each representation and warranty of IA contained in this Agreement (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Grom shall have received a certificate with respect to the foregoing signed on behalf of IA by an authorized officer of IA ("IA Closing Certificate").

(b)       Agreements and Covenants. IA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of IA) does not, or will not, constitute a Material Adverse Effect with respect to IA taken as a whole, and Grom have received IA Closing Certificate to such effect.

(c)       Consents. IA shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on IA taken as a whole.

(d)       Material Adverse Effect. No Material Adverse Effect with respect to IA shall have occurred since the date of this Agreement.

(e)       Business Records; Resignation Letter. IA shall have delivered to Grom the Business Records.

(f)       Other Deliveries. IA shall have delivered to Grom: (i) certificates representing IA's Shares to Grom stockholders in accordance with Section 1.6, (ii) copies of resolutions and actions taken by IA's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Grom and its counsel in order to consummate the transactions contemplated hereunder.

6.3       Additional Conditions to the Obligations of IA. The obligations of IA to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by IA:

(a)       Representations and Warranties. Each representation and warranty of Grom contained in this Agreement (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

(b)       Agreements and Covenants. Grom shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Grom) does not, or will not, constitute a Material Adverse Effect on Grom.

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(c)       Consents. Grom shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Grom.

(d)       Material Adverse Effect. No Material Adverse Effect with respect to Grom shall have occurred since the date of this Agreement.

(e)       Grom Financial Statements. Grom shall have delivered to IA in a timely manner Grom’s unaudited financial statements including notes thereto for its fiscal year ended December 31, 2016 and 2015 and for the interim period ended March 31, 2017, prepared in accordance with U.S. GAAP.

(f)       Other Deliveries. At Closing, Grom shall have delivered to IA all certificates representing the Shares owned by its stockholders, together with stock powers, in accordance with Section 1.4.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1       Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by mutual written agreement of IA and Grom;

(b)       by either IA or Grom if the Transaction shall not have been consummated by September 30, 2017 (“Closing Deadline”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement, and, provided further, the Closing Deadline shall be further extended by any cure period in effect under Section 9.1(d) or (e) below;

(c)       by either IA or Grom if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d)       by Grom , upon a material breach of any representation, warranty, covenant or agreement on the part of IA set forth in this Agreement, or if any representation or warranty of IA shall have become materially untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in IA's representations and warranties or breach by IA is curable by IA prior to the Closing Date, then the Grom Stockholders may not terminate this Agreement under this Section 7.1(d) for thirty (30) days after delivery of written notice from Grom to IA of such breach, provided IA continues to exercise commercially reasonable efforts to cure such breach (it being understood that Grom may not terminate this Agreement pursuant to this Section 7.1(d) if Grom shall have also materially breached this Agreement or if such breach by IA is cured during such thirty (30) day period); or

(e)       by IA, upon a material breach of any representation, warranty, covenant or agreement on the part of Grom set forth in this Agreement, or if any representation or warranty of Grom shall have become materially untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Grom's representations and warranties or breach by Grom is curable by Grom prior to the Closing Date, then IA may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from IA to Grom of such breach, provided Grom continues to exercise commercially reasonable efforts to cure such breach (it being understood that IA may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by Grom is cured during such thirty (30) day period).

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7.2       Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(d) or Section 7.1(e) and the proviso therein is applicable, thirty (30) days after the party in breach fails to cure the breach) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 7.2, Section 7.3, Section 5.4(a) (Confidentiality) and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

7.3       Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Transaction is consummated.

7.4       Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

7.5       Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to IA, to:

Ismael Llera, President
Illumination America, Inc.
2060 NW Boca Raton Blvd., #6
Boca Raton, FL 33431

(b)	if to Grom to:

Darren Marks
Grom Holdings Inc.
2060 NW Boca Raton Blvd., #6
Boca Raton, FL 33431

8.2       Interpretation.

(a)       When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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(b)       For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which Grom or IA operates.

(c)       For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, Grom (including any limited liability Grom or joint stock Grom), firm or other enterprise, association, organization, entity or Governmental Entity.

(d)       For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

8.3       Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

8.4       Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.5       Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.6       Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.7       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.8       Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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8.9       Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 8.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.10       Attorneys Fees. The prevailing party(ies) in any litigation, arbitration, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and attorney’s fees.

(The balance of page intentionally left blank – signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ILLUMINATION AMERICA, INC.

By: s/ Ismael Llera

Ismael Llera, President

GROM HOLDINGS, INC.

By: s/ Darren Marks

Darren Marks, President

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